News Release

                                                                      Contact:
                                                                      -------

                                                                 Jody P. Flynn
                                                         SoftNet Systems, Inc.
                                                                  415-365-2510

                                                            jflynn@softnet.com

             SoftNet Names Respected Technology Financial Architect,

                         Atam Lalchandani, to Its Board

San Francisco, California, May 4, 2000 - Broadband Internet services company, SoftNet Systems, Inc. (Nasdaq: SOFN), today announced that Atam Lalchandani, a well known financial executive with such premier technology companies as Oracle Corp. and @Home, has been appointed to its eight-member board of directors. Lalchandani was also the founding chief financial officer of @Home, Juniper Networks, Fiberlane (later Cerent), Equinix and Urban Media Communications. In addition, he has served as a financial and strategy consultant for several early-stage companies in the San Francisco Bay Area.

Dr. Lawrence B. Brilliant, SoftNet chairman and chief executive officer, said, "Atam Lalchandani's experience is remarkably congruent with SoftNet's needs as we expand our global operations. He has large and mid-sized company financial experience as well as first-hand exposure to early-stage technology companies similar to those in SoftNet's growing portfolio of broadband operating subsidiaries. Atam's history has been marked with great success. Needless to say, we are extremely pleased, as should be the SoftNet shareholders, to have him as a leader and advisor."

Lalchandani, who is currently 56, began in financial management at National Semiconductor in 1977. He was chief financial and administrative officer of its National Advanced Systems subsidiary in 1989, when he left to join Oracle Corp. as chief financial officer U.S. From 1990 to 1992, he was chief financial officer, and then chief executive officer at Objectivity, a database software company.

Lalchandani succeeds Sean Doherty who completed his tenure with SoftNet's board and has moved on to focus on his own business interests.

About SoftNet Systems, Inc.

SoftNet Systems, Inc. (Nasdaq: SOFN) is a leading global broadband Internet services company.

Through its ISP Channel, the company provides a complete high speed Internet access service to partnering cable companies. ISP Channel provides its cable affiliates with cable head-end equipment and integration, Internet backbone connectivity, and technical support and customer care twenty-four hours a day, seven days a week. SoftNet's Intellicom subsidiary combines broadband Internet services with sophisticated two-way satellite technology to deliver complete end-to-end solution for ISPs, schools, government institutions and businesses. Since 1995, Intellicom has provided two-way satellite Internet access using proprietary technologies. Intellicom utilizes state-of-the-art wireless technologies, broadband delivery, data-push, caching and multicasting services to build the Invisible Internet and provide the only viable total solution for interactive, on demand, multimedia content delivery.

SoftNet also recently announced the formation of Pacific Century SoftNet, a joint venture with Pacific Century CyberWorks to market high speed Internet access, technical expertise, and related services and products to Asian cable operators. In addition, SoftNet joined forces with CMGI, Compaq, Cisco and Nokia to create SoftNet Zone, designed to bring broadband Internet services to mobile computing business "hot spots" including airports, hotels and convention centers worldwide. As its first SoftNet Zone initiative, SoftNet has entered into an agreement to acquire Laptop Lane, which currently operates mobile computing business service centers in 12 U.S.-based international airports with contracts for many more in the near term.

For further information about SoftNet Systems and its subsidiaries, please visit www.softnet.com; www.ispchannel.com, www.vsat.net, or call 415-365-2500.

                                                       # # #